EXHIBIT 23.1


                       INDEPENDENT AUDITORS' CONSENT



The Board of Directors
Microtek Medical, Inc.





We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-85668, 33-93526 and Form S-8 to be filed on August 30, 1996) of Isolyser Company, Inc. pertaining to the Isolyser Company, Inc. Stock Option Plan, Registration Statement (Form S-8 No. 33-93528) pertaining to the 1995 Isolyser Company, Inc. Non-Employee Director Option Plan and Registration Statement (Form S-8 No. 33-93524) pertaining to the Isolyser Company, Inc. 1995 Employee Stock Purchase Plan of our report dated January 17, 1996 with respect to the consolidated balance sheets of Microtek Medical, Inc. and subsidiaries as of November 30, 1995 and 1994 and the related consolidated statements of earnings, stockholders' equity and cash flows for each of the years in the three-year period ended November 30, 1995, which report appears in the November 30, 1995 annual report on Form 10K of Microtek Medical, Inc. and subsidiaries and is incorporated by reference in the Form 8K of Isolyser Company, Inc. filed on August 30, 1996.



                                   KPMG PEAT MARWICK LLP
                                   KPMG PEAT MARWICK LLP

Jackson, Mississippi
August 30, 1996